UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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 FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2016
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LIFEVANTAGE CORPORATION (Exact name of registrant as specified in its charter)
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Colorado	001-35647	90-0224471
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9785 S. Monroe Street, Suite 300, Sandy, UT 84070
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (801) 432-9000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.
LifeVantage Corporation (the “Company”, “we”, “our” or “us”) previously scheduled its fiscal year 2017 Annual Meeting of Shareholders for February 22, 2017 (the “FY 2017 Annual Meeting”) as publicly disclosed on December 14, 2016 on the Company’s Current Report on Form 8-K. The Company has rescheduled the FY 2017 Annual Meeting for February 16, 2017. In our proxy statement relating to our fiscal year 2016 annual meeting of shareholders (the “FY 2016 Annual Meeting”), we disclosed the deadlines by which shareholders must notify us of any proposals to be included in the proxy materials distributed by us for the FY 2017 Annual Meeting.
Because the expected date of the FY 2017 Annual Meeting has been established for February 16, 2017, which is more than 30 days from the anniversary of our FY 2016 Annual Meeting, we have set a new deadline for the receipt of shareholder proposals submitted in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), for inclusion in our proxy materials for the FY 2017 Annual Meeting. In order to be considered timely, such proposals must be received by our Corporate Secretary no later than December 27, 2016, which is a reasonable time before we begin to print and mail our proxy materials. Proposals must be sent to the Company’s principal executive office c/o Corporate Secretary, 9785 S. Monroe Street, Suite 300, Sandy, Utah 84070, and must also comply with Rule 14a-8 of the Exchange Act regarding the inclusion of shareholder proposals in company-sponsored proxy materials.
Shareholders also have the right under our bylaws to directly nominate director candidates and make other shareholder proposals by following specified procedures. For a shareholder proposal for the FY 2017 Annual Meeting that is not intended to be included in our proxy statement under Rule 14a-8, including director nominations, the shareholder must (1) provide the information required by our bylaws and (2) give timely notice to our Corporate Secretary at the address above in accordance with our bylaws, which, in general, require that the notice be received by our Corporate Secretary by no later than December 27, 2016, which is the tenth day following the date on which public announcement of the date of the annual meeting is first made.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 16, 2016	LIFEVANTAGE CORPORATION By: /s/ Beatryx Washington Name: Beatryx Washington Title: Senior Vice President, Legal Affairs